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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)   February 19, 1996
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                 Financial Institutions Insurance Group, Ltd.
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             (Exact name of registrant as specified in its charter)


   Delaware                        0-15404                    36-34687895
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(State or other jurisdiction     (Commission                 (I.R.S. Employer
of incorporation)                File Number)               Identification No.)



  300 Delaware Avenue, Wilmington, Delaware                               19801
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                 (Address of principal executive offices)             (Zip Code)



Registrant's telephone number, including area code   (302) 427-5800
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Item 5.  Other Events.

On February 19, 1996, Financial Institutions Insurance Group, Ltd. (the "Company") executed a letter agreement with John A. Dore, President of the Company, and Castle Harlan Partners II, L.P. ("CHP II") pursuant to which CHP II and John Dore have jointly proposed to acquire the Company at a cash price of $16.00 per share (after giving effect to the 20% stock dividend payable on February 22, 1996). The proposal is subject to due diligence by CHP II, negotiation and execution of a definitive purchase agreement, regulatory approval, and other customary closing conditions. The proposal is not conditioned upon receipt of financing.

The Company has agreed to deal exclusively with CHP II and Mr. Dore for a period of 45 days. The letter agreement further provides under certain circumstances for the payment of a cash fee in the amount of $3,500,000 to CHP II in the event the Company executes an agreement with a third party involving a merger or other business combination or sale of a substantial portion of the assets or stock of the Company within one year.


                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                    FINANCIAL INSTITUTIONS INSURANCE GROUP, LTD.
                                           (Registrant)


Date:  February 22, 1996            /s/   John A. Dore
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                                               John A. Dore, President and
                                               Chief Executive Officer